Exhibit 99.1

Financial News Release

Contact Information:	Steven Moore
Pixelworks, Inc.
408-200-9221
smoore@pixelworks.com

Pixelworks Reports First Quarter 2011 Financial Results

San Jose, Calif., April 20, 2011 — Pixelworks, Inc. (NASDAQ:PXLW), an innovative provider of powerful video and pixel processing technology, today announced financial results for the first quarter ended March 31, 2011.

First quarter 2011 revenue was $14.7 million, up 4% sequentially from $14.1 million in the fourth quarter of 2010, primarily as a result of higher sales to the advanced TV market. Year over year, revenues were down 21% from $18.7 million in the first quarter of 2010, due primarily to continuing inventory correction in the digital projection market.

On a GAAP basis, gross profit margin in the first quarter of 2011 was 44.7%, down from 46.4% in the fourth quarter of 2010 and 46.3% in the first quarter of 2010. First quarter 2011 GAAP operating expenses were $9.8 million, compared with $10.0 million in the previous quarter and $9.2 million in the first quarter of 2010. The Company recorded GAAP net loss of $(1.5) million, or $(0.11) per share in the first quarter of 2011, compared to GAAP net loss of $(3.2) million, or $(0.24) per share in the fourth quarter of 2010 and GAAP net income of $4.6 million, or $0.32 per diluted share in the first quarter of 2010. GAAP net loss per share in the first quarter of 2011 included a $1.6 million gain on the sale of patents; and GAAP net income in the first quarter of 2010 included a tax benefit of $5.3 million, which resulted primarily from the expiration of previously recorded tax contingencies.

On a non-GAAP basis, first quarter 2011 gross profit margin was 45.5%, down from 47.1% in the fourth quarter of 2010 and 49.4% in the first quarter of 2010, primarily as a result of product mix. First quarter 2011 operating expenses on a non-GAAP basis were $9.4 million, compared with non-GAAP operating expenses of $9.7 million in the previous quarter and $8.9 million in the first quarter of 2010. On a non-GAAP basis, net loss in the first quarter of 2011 was $(2.8) million, or $(0.20) per share, compared with non-GAAP net loss of $(3.6) million, or $(0.27) per share in the fourth quarter of 2010, and non-GAAP net income of $5.2 million, or $0.37 per diluted share in the first quarter of 2010. Non-GAAP net loss in the first quarter of 2011 excluded a $1.6 million gain on the sale of patents; non-GAAP net loss in the fourth quarter of 2010 excluded a $0.7 million gain on the sale of marketable securities; and non-GAAP net income in the first quarter of 2010 included a $5.0 million tax benefit.

—more—

Pixelworks Reports First Quarter 2011 Financial Results

April 20, 2011

As of March 31, 2011, the Company’s total cash and marketable securities balance was $29.6 million.

“Our focus on investments in R&D is continuing to deliver results, as new product sales were up 157% year over year and accounted for more than 50% of revenue in the quarter, driven by sales to the advanced TV market,” said Bruce Walicek, President and CEO of Pixelworks. “Display manufacturers are recognizing that Pixelworks offers innovative, high-value solutions to support the explosive trends in video.”

Business Outlook for 2011 Second Quarter

The following statements are based on the Company’s current expectations. These statements are forward-looking, subject to risks and uncertainties, and actual results may differ materially. Please refer to our Safe Harbor Statement, below.

The Company expects to achieve the following in the second quarter of 2011:

•	Revenue of $14.5 million to $16.5 million;

•	Gross profit margin of approximately 44% to 48% on a GAAP basis and 45% to 49% on a non-GAAP basis; and

•	Operating expenses of $10 million to $11 million on a GAAP basis and $9.5 million to $10.5 million on a non-GAAP basis.

Conference Call Information

Pixelworks will host a conference call today at 2 p.m. Pacific Time, which can be accessed by calling 866-578-5771 and using passcode 18873540. A Web broadcast of the call can be accessed by visiting the Company’s investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for 30 days. A replay of the conference call will also be available through April 27, 2011, and can be accessed by calling 888-286-8010 and using passcode 22366891.

About Pixelworks, Inc.

Pixelworks, headquartered in San Jose, California, is an innovative designer, developer and marketer of video and pixel processing technology, semiconductors and software for high-end digital video applications. At design centers in Shanghai and San Jose, Pixelworks engineers push pixel performance to new levels for leading manufacturers of consumer electronics and professional displays worldwide.

Pixelworks Reports First Quarter 2011 Financial Results

April 20, 2011

For more information, please visit the Company’s Web site at www.pixelworks.com.

#####

Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc. All other trademarks are the property of their respective owners.

Non-GAAP Financial Measures

This press release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses and non-GAAP net income (loss), which exclude restructuring charges, amortization of acquired developed technology, stock-based compensation expense, gain on sale of patents, gain on sale of a marketable security and additional amortization of a non-cancelable prepaid royalty, all of which are required under GAAP. The Company believes these non-GAAP measures provide a meaningful perspective on the Company’s operating results and underlying cash flow dynamics, but cautions investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Company’s website.

Safe Harbor Statement

This release contains statements, including, without limitation, the statements in Bruce Walicek’s quote and the “Business Outlook for 2011 Second Quarter” section above, that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management’s current expectations, estimates and projections about the Company’s business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to deliver new products in a timely fashion; our new product yield rates; changes in estimated product costs; product mix; supply of products from third-party foundries; failure or difficulty in achieving design wins; timely customer transition to new product designs; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanded markets; current global economic challenges; levels of inventory at distributors and customers; changes in the digital display and projection markets; changes in customer ordering patterns or lead times; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; insufficient, excess or obsolete inventory and variations in inventory valuation; the outcome of any litigation related to our intellectual property rights; and our lower cash position as a result of our debt repurchases. More information regarding potential factors that could affect the Company’s financial results and could cause actual results to differ materially is included from time to time in the Company’s Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2010 and subsequent SEC filings.

The forward-looking statements contained in this release speak as of the date of this release, and we do not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

– Financial Tables Follow –

Pixelworks Reports First Quarter 2011 Financial Results

April 20, 2011

PIXELWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31, 2011	December 31, 2010	March 31, 2010
Revenue, net	$14,700	$14,145	$18,692
Cost of revenue (1)	8,128	7,579	10,036

Gross profit	6,572	6,566	8,656

Operating expenses:
Research and development (2)	5,995	6,305	5,340
Selling, general and administrative (3)	3,834	3,732	3,793
Restructuring	—	—	94

Total operating expenses	9,829	10,037	9,227

Loss from operations	(3,257)	(3,471)	(571)

Gain on sale of patents	1,600	—	—
Gain on sale of marketable securities	264	737	—
Interest expense and other, net	(166)	(133)	(128)

Total other income (expense), net	1,698	604	(128)

Loss before income taxes	(1,559)	(2,867)	(699)

Provision (benefit) for income taxes	(91)	354	(5,301)

Net income (loss)	$(1,468)	$(3,221)	$4,602

Net income (loss) per share:
Basic	$(0.11)	$(0.24)	$0.34

Diluted	$(0.11)	$(0.24)	$0.32

Weighted average shares outstanding:
Basic	13,569	13,517	13,363

Diluted	13,569	13,517	14,220

(1) Includes:
Additional amortization of non-cancelable prepaid royalty	$86	$79	$2
Stock-based compensation	27	19	10
Amortization of acquired developed technology	—	—	573
(2) Includes stock-based compensation	201	128	96
(3) Includes stock-based compensation	247	207	117

Pixelworks Reports First Quarter 2011 Financial Results

April 20, 2011

PIXELWORKS, INC.

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31, 2011	December 31, 2010	March 31, 2010
Reconciliation of GAAP gross profit and non-GAAP gross profit

GAAP gross profit	$6,572	$6,566	$8,656

Amortization of acquired developed technology	—	—	573
Additional amortization of non-cancelable prepaid royalty	86	79	2
Stock-based compensation	27	19	10

Total reconciling items included in cost of revenue	113	98	585

Non-GAAP gross profit	$6,685	$6,664	$9,241

Non-GAAP gross profit margin	45.5%	47.1%	49.4%

Reconciliation of GAAP and non-GAAP operating expenses

GAAP operating expenses	$9,829	$10,037	$9,227
Reconciling item included in research and development:
Stock-based compensation	201	128	96
Reconciling item included in selling, general and administrative:
Stock-based compensation	247	207	117
Restructuring	—	—	94

Total reconciling items included in operating expenses	448	335	307

Non-GAAP operating expenses	$9,381	$9,702	$8,920

Reconciliation of GAAP and non-GAAP net income (loss)

GAAP net income (loss)	$(1,468)	$(3,221)	$4,602

Reconciling items included in cost of revenue	113	98	585
Reconciling items included in operating expenses	448	335	307
Gain on sale of patents	(1,600)	—	—
Gain on sale of marketable securities	(264)	(737)	—
Tax effect of non-GAAP adjustments	(4)	(63)	(258)

Non-GAAP net income (loss)	$(2,775)	$(3,588)	$5,236

Non-GAAP net income (loss) per share:
Basic	$(0.20)	$(0.27)	$0.39

Diluted	$(0.20)	$(0.27)	$0.37

Non-GAAP weighted average shares outstanding:
Basic	13,569	13,517	13,363

Diluted	13,569	13,517	14,220

*	Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share differs from GAAP gross profit, GAAP operating expenses, GAAP net income (loss) and GAAP net income (loss) per share due to the exclusion of gain on the sale of patents, gain on the sale of marketable securities, restructuring charges, amortization of acquired developed technology, stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty. Pixelworks’ management believes the presentation of non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share provides useful information to investors regarding Pixelworks’ results of operations by allowing investors to better evaluate underlying cash flow dynamics. Pixelworks’ management also uses each of these non-GAAP measures internally to better evaluate underlying cash flow dynamics. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

Pixelworks Reports First Quarter 2011 Financial Results

April 20, 2011

PIXELWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$26,704	$16,872
Short-term marketable securities	2,901	12,366
Accounts receivable, net	4,324	4,487
Inventories, net	4,662	4,858
Prepaid expenses and other current assets	2,346	2,337

Total current assets	40,937	40,920

Long-term marketable securities	—	603
Property and equipment, net	8,212	5,830
Other assets, net	4,379	5,061

Total assets	$53,528	$52,414

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,059	$4,804
Accrued liabilities and current portion of long-term liabilities	9,352	8,983
Current portion of income taxes payable	201	282
Short-term line of credit	4,000	3,000
Debentures currently payable	15,779	15,779

Total current liabilities	34,391	32,848

Long-term liabilities, net of current portion	3,018	2,061
Income taxes payable, net of current portion	3,256	3,574

Total liabilities	40,665	38,483

Shareholders’ equity	12,863	13,931

Total liabilities and shareholders’ equity	$53,528	$52,414